                                         Ratio of Earnings to Fixed Charges
                                         ----------------------------------
                                                   (in thousands)

                                            For the Years Ended December 31,      Nine Months Ended September 30,
                                        ----------------------------------------  -------------------------------
                                            1993          1994          1995          1995             1996
                                        ------------  ------------  ------------  --------------  --------------
Fixed charges                           $     -       $     -       $         46  $     -         $        1,600
                                        ------------  ------------  ------------  --------------  --------------
                                              -             -                 46        -                  1,600
                                        ------------  ------------  ------------  --------------  --------------

Earnings                                      -             -              3,227        -                  3,915
Add Back:
   Income taxes                               -             -              2,861        -                  3,613
                                        ------------  ------------  ------------  --------------  --------------
                                        $     -       $     -       $      6,088  $     -         $        7,528
                                        ============  ============  ============  ==============  ==============
Ratio of earnings to fixed charges           N/A           N/A            133.35       N/A                  5.71
                                        ============  ============  ============  ==============  ==============